UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Report as of February 19, 2004

GENERAL BINDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-2604
(Commission File Number)

36-0887470
(I.R.S. employer identification No.)

One GBC Plaza,
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)

(847) 272-3700
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press release of Registrant dated February 18, 2004.
99.2  Tables to press release of Registrant dated February 18, 2004.

Item 9. Regulation FD Disclosure (Information furnished in this Item 9 is furnished pursuant to Item 12).

Registrant is furnishing its press release and related tables to the press release dated February 18, 2004, which reports Registrant's fourth quarter 2003 results, pursuant to Item 12, "Results of Operations and Financial Condition", of Form 8-K. The press release and related tables are included herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                                                                                                          GENERAL BINDING CORPORATION

                                                                                                                           By: /s/ Steven Rubin
                                                                                                                                   Steven Rubin
                                                                                                                                   Vice President, Secretary &
                                                                                                                                   General Counsel
                                                                                                                                   February 19, 2004

2

Exhibit 99.1

GBC REPORTS HIGHER OPERATING INCOME AND CONTINUED DEBT REDUCTIONS ON STABLE SALES FOR 4th QUARTER AND FULL YEAR

     Northbrook, IL, February 18, 2004 -- General Binding Corporation (Nasdaq: GBND) today announced results for the fourth quarter and full year 2003, reflecting both stable revenues and improvements in operating income and debt levels due to the ongoing success of its Operational Excellence Program.

     Sales in the fourth quarter totaled $182.2 million, up $3.0 million or 1.7% from the fourth quarter of 2002. The gross profit margin of 39.8% for the quarter was roughly flat with the third quarter of 2003 and down slightly from last year. The Company's continued focus on improving cash flow resulted in an $18.4 million reduction in net debt in the fourth quarter.

     During the quarter, the Company recorded restructuring and other charges of $6.0 million, which consisted of $1.3 million related to a plant closing and reduction in force and a $4.7 million non-cash charge for impairment of GBC's investment in a joint venture.

     For the full year 2003, the Company reported sales of $697.9 million, down $3.8 million, or 0.5%, from the prior year. The gross profit margin increased by 0.2 points to 39.9% from the 39.7% reported last year. Reduction in net debt for the year was $30.7 million.

     "GBC posted another fairly solid year in 2003. The weak sales environment throughout most of 2003 showed some signs of improvement in the fourth quarter," said Dennis Martin, GBC's Chairman, President and CEO. "Despite challenging market conditions in 2003, we continue to manage the controllable areas of our business. Through the Operational Excellence initiatives we have implemented, we improved operating income for both the fourth quarter and full year."

     "One of GBC's strengths in recent periods has been its ability to consistently generate cash to repay debt. In the fourth quarter, GBC generated $18 million of cash to repay debt, which resulted in $31 million of net debt repayment for the full year.

     "Looking ahead, our primary challenge is to continue to identify and capitalize on growth opportunities and to continue building a stronger, more profitable company," continued Mr. Martin. "While the top line is not yet as robust as we would like to see it, the combination of newly launched innovative products, continued efforts to expand into new markets, and less volatile market demand give us some optimism for 2004's revenue potential."

4th Quarter and Full Year 2003 Results

4th Quarter 2003 Results

Financial results for the quarter include the following highlights:

    Sales totaled $182.2 million, up $3 million or 1.7% from the fourth quarter of 2002. International sales within all of the Groups were positively affected by exchange rate movements. Sales in the Commercial and Consumer Group were flat with last year at $120 million. The Industrial and Print Finishing Group's sales were up $1.2 million and the Europe Group sales were up $1.6 million, primarily due to favorable exchange rates.
    The Company's gross profit margin decreased by 0.7 percentage points to 39.8% compared to the prior year rate.
    Selling, service and administrative expenses were down $2.6 million, or 4.6% lower than prior year, primarily due to lower spending in the Commercial and Consumer Group.
    Total segment operating income was $18.3 million, up $2.1 million, or 12.8% compared to last year. Despite lower gross profit margins, operating income in the Commercial and Consumer Group increased $1.2 million. The increase was primarily a result of lower operating expenses, along with higher earnings from its Australian joint venture. Income in the Industrial and Print Finishing Group was down roughly $0.7 million primarily due to lower gross profit margin in U.S. Commercial Films business. The Europe Group's operating income was up $1.9 million due to an improved gross profit margin resulting from sourcing initiatives and favorable exchange rates. In Corporate, reduced operating expenses were offset by GBC's share (approximately $1.2 million) of the net loss of one of its equity method investments (GMP Co. Ltd).
    Restructuring and other charges consisted of $1.3 million related to a plant closing and reduction in force, and a $4.7 million non-cash charge for impairment of the Company's investment in GMP. As a result of GMP's fourth quarter loss and other business factors, GBC performed an evaluation and determined that its investment in GMP was impaired. In 2002, restructuring and other charges were $1.8 million.
    Interest expense totaled $7.3 million, down 24% from the $9.6 million recorded last year. The decrease was primarily due to lower interest rates on the Company's borrowings, resulting from the Company's refinancings completed in the second quarter, as well as lower average debt levels during the quarter.
    Income tax expense was $7.8 million for the quarter.  Income taxes were negatively impacted by a non-cash write-off of deferred tax assets as a result of the reorganization of certain international subsidiaries ($4.4 million).  Also contributing was the combined effect of the pre-tax impairment charge and GBC's share of the loss from GMP. These items were not tax deductible.
    Net loss totaled $(0.19) per diluted share, compared to a net income last year of $0.20 per share.
    Total net debt at the end of the quarter, adjusted for cash and equivalents, was $292.4 million, down $18.4 million from the amount outstanding at the end of the third quarter and down a cumulative $30.7 million from year-end 2002.

Full Year 2003

    Sales totaled $697.9 million, down $3.8 million, or 0.5%, from the prior year. The bulk of the decline occurred in the Commercial and Consumer Group due to lower demand for visual communications equipment. The Industrial and Print Finishing Group posted a sales decline of $1.2 million primarily due to continued weakness in the U.S. Commercial Films business. Europe posted a $4.7 million increase, primarily as a result of favorable exchange rates.
    The Company's gross profit margin increased by 0.2 percentage points in 2003 to 39.9% from the 39.7% in 2002.
    Selling, service and administrative expenses were down approximately $3.8 million in 2003 as a result of lower variable selling expenses and Operational Excellence improvements.
    Segment operating income for the year was up $3.3 million over 2002. This is primarily a result of second half reductions in Commercial and Consumer Group operating expenses and second half improvements in Europe Group gross profit margin.
    Interest expense for the year was $34.4 million, down $5.5 million from 2002 due to lower interest rates on the Company's borrowings as a result of the debt refinancings completed in the second quarter and due to lower average borrowings during the year.
    Income tax expense was $7.6 million for the year. Income taxes were negatively impacted by a non-cash write-off of deferred tax assets as a result of the reorganization of certain international subsidiaries.  Also contributing was the combined effect of the pre-tax impairment charge and GBC's share of the loss from GMP. These items were not tax deductible.
    The results for the year included restructuring and other charges of $15.8 million, compared to charges of $9.1 million in 2002. In addition, in 2002 the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets", which resulted in a non-cash charge of $79.0 million.
    A net loss of $(0.20) per share was recorded in 2003, compared to a net loss of $(5.04) per share in 2002.
    Total net debt at the end of the year, adjusted for cash and equivalents, was $292.4 million, reflecting a reduction of $30.7 million from the prior year-end.

Conference Call

     On February 19, 2004, at 10:00 a.m. Central Time, GBC's management will host a conference call to discuss the Company's fourth quarter and full year 2003 results. The live presentation, and an archived replay, will be available via an internet webcast and can be accessed from the investor relations section of GBC's website at http://www.gbc.com or www.streetevents.com.

     GBC is a world leader in products that bind, laminate, and display information enabling people to accomplish more at work, school and home. GBC's products are marketed in over 100 countries under the GBC, Quartet, and Ibico brands, and they help people enhance printed materials and organize and communicate ideas.

     This press release includes forward-looking statements involving uncertainties and risks, and there can be no assurance that actual results will not differ from the Company's expectations. The words "should," "believe," "anticipates," "plans," "may," "expects" and other expressions that indicate future events and trends identify forward-looking statements. Factors that could cause materially-different results include, among other things, competition within the office products and lamination film products markets, effects of general economic conditions, the restructuring activities associated with the integration and go-to-market strategies of the Company's business units, the ability of the Company's distributors to successfully market the Company's products and other risks described in the Company's filings with the S.E.C. The Company assumes no obligation to update its forward-looking statements.

Contact:
Tony Giuliano
Assistant Treasurer
& Director of Investor Relations
(847) 291-5451
inv-rel@gbc.com (E-mail)
www.gbc.com (GBC's web site)

Exhibit 99.2

Exhibit A to
2003 Q4 Earnings Release

GENERAL BINDING CORPORATION
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2003
(Amounts in Thousands except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
CONSOLIDATED SUMMARY OF INCOME	2003	2002	2003	2002
	(Unaudited)	(Unaudited)

Net sales	$ 182,231	$ 179,219	$ 697,908	$701,728
Cost of sales:
Product cost of sales, including development
and engineering	109,637	106,122	419,703	422,952
Inventory rationalization and write-down charges	-	377	-	1,049
Selling, service and administrative	54,108	56,695	222,738	226,576
Amortization of intangible assets	189	189	754	853
Restructuring and other:
Restructuring	1,313	1,580	11,102	8,013
Other (2)	4,679	204	4,679	1,081
Interest expense	7,317	9,600	34,408	39,898
Other expense (income), net	275	(173)	156	247
Income before taxes and cumulative effect of
accounting change	4,713	4,625	4,368	1,059
Income tax expense (3)	7,820	1,418	7,630	2,045
(Loss) income before cumulative effect of accounting
change	(3,107)	3,207	(3,262)	(986)
Cumulative effect of accounting change, net of taxes (1)	-	-	-	79,024
Net (loss) income	$ (3,107) ======	$ 3,207 =====	$ (3,262) ======	$ (80,010) =======
Earnings per share:
Basic and diluted
Before cumulative effect of accounting change	$ (0.19)	$ 0.20	$ (0.20)	$ (0.06)
Cumulative effect of accounting change	-	-	-	(4.98)
Net income (loss) per share	$ (0.19) =====	$ 0.20 ====	$ (0.20) =====	$ (5.04) =====
Avg. common shares outs. (basic)	16,013	15,927	15,978	15,883
Avg. common shares outs. (diluted)	16,013	16,231	15,978	15,883

(1)

GBC implemented SFAS No. 142, "Goodwill and other Intangible Assets," in the first quarter of 2002. SFAS No. 142 subjects goodwill to a fair-value based impairment test. As a result of applying the impairment tests, GBC recorded a gross goodwill impairment of $110.0 million and an offsetting tax benefit of $31.0 million. These impairment charges were recorded as of January 1, 2002. This charge is non-cash and had no impact on the Company's operations.

(2)	In the fourth quarter, GBC recorded a loss of $4,679 on the impairment of its investment in a joint venture. This charge is non-cash and had no impact on the Company's operations.
(3)

Income tax expense was $7.8 million for the quarter.  Income taxes were negatively impacted by a non-cash write-off of deferred tax assets as a result of the reorganization of certain international subsidiaries ($4.4 million).  Also contributing was the combined effect of the $4.7 million pre-tax impairment charge and GBC's share of the loss from GMP. These items were not tax deductible.

Exhibit B to
2003 Q4 Earnings Release

GENERAL BINDING CORPORATION
SEGMENT INFORMATION
(Amounts in Thousands)
		Net Sales		Net Sales
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2003	2002	2003	2002
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

	Commercial and Consumer Group	$ 120,388	$ 120,128	$ 460,243	$ 467,543
	Industrial and Print Finishing Group	34,973	33,792	137,064	138,299
	Europe	26,870	25,299	100,601	95,886
	Total	$ 182,231 =======	$ 179,219 =======	$ 697,908 =======	$ 701,728 =======

		Segment		Segment
		Operating Income (1)		Operating Income (1)
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2003	2002	2003	2002
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

	Commercial and Consumer Group	$ 17,252	$ 16,043	$ 56,573	$ 58,510
	Industrial and Print Finishing Group	3,744	4,485	17,204	18,301
	Europe	3,406	1,542	6,085	1,359
	Unallocated corporate items	(6,105)	(5,857)	(25,149)	(26,823)
	Total	$ 18,297 ======	$ 16,213 ======	$ 54,713 ======	$ 51,347 ======

		Reconciliation of Segment Operating Income
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2003	2002	2003	2002
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Total segment operating income	$ 18,297	$ 16,213	$ 54,713	$ 51,347
	Interest expense	7,317	9,600	34,408	39,898
	Restructuring and other expenses	5,992	2,161	15,781	10,143
	Other (income) expense	275	(173)	156	247
	Income before taxes and cumulative effect of
	accounting change	$ 4,713 =====	$ 4,625 =====	$ 4,368 =====	$ 1,059 =====
Notes:
(1)

Segment operating income is defined as net sales less product cost of sales, selling, service and administrative expenses and amortization of intangibles. Inventory rationalization and write-down charges, restructuring and other expenses are not included in segment results. Additionally, certain expenses of a corporate nature and certain shared expenses are not allocated to the business groups.

Exhibit C to
2003 Q4 Earnings Release

GENERAL BINDING CORPORATION
BALANCE SHEET
(Amounts in Thousands)
		December 31,	December 31,
BALANCE SHEET SUMMARY		2003	2002
Assets
Current assets:
Cash and equivalents		$ 9,568	$ 18,251
Receivables, net		128,391	121,709
Inventories		86,240	91,920
Other		33,914	34,913
Total current assets		258,113	266,793
Capital assets, net		94,986	106,877
Other assets		177,484	180,839
Total Assets		$ 530,583 =======	$ 554,509 =======

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable		$ 51,253	$ 50,459
Accrued liabilities		85,119	86,579
Notes payable and current maturities		19,995	26,654
Total current liabilities		156,367	163,692
Long-term debt less current maturities		282,019	314,766
Other long-term liabilities		34,580	33,920
Deferred tax liabilities		3,408	-
Total stockholders' equity		54,209	42,131
	Total Liabilities and Stockholders' Equity	$ 530,583 =======	$ 554,509 =======

SELECTED FINANCIAL INFORMATION
(Amounts in Thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Depreciation and amortization expense	$ 5,256 =====	$ 6,324 =====	$ 25,162 ======	$ 28,412 ======
Capital expenditures	$ 2,520 =====	$ 2,716 =====	$ 8,468 ======	$ 9,010 ======